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                                                                    EXHIBIT 21.0

                          SUBSIDIARIES OF LASERVISION

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
     Laservision (Europe) Limited
 1.  -- incorporated under the laws of England;
     Laser Vision Centres Limited
 2.  -- incorporated under the laws of England;
     Laser Vision Limited
 3.  -- incorporated under the laws of England;
     Laservision Harley Street Limited
     -- incorporated under the laws of England
     -- doing business under the name Harley Street Laser Vision
 4.  Centre;
     LVCI Holdings, Inc.
 5.  -- incorporated under the laws of Delaware
     Midwest Surgical Services, Inc.;
 6.  -- incorporated under the laws of Minnesota
     Refractive Surgical Resources, Inc.;
 7.  -- incorporated under the laws of Minnesota
     LVCI Management (Ontario) Inc.;
     -- incorporated under the laws of the Province of Ontario, Canada;
     -- doing business under the name St. Catharines Laser Vision
 8.  Center;
     Refractive Laser Partnership No. 1, LP;
 9.  -- incorporated under the laws of Delaware;
     Laser Access of Indiana, LLC;
10.  -- incorporated under the laws of Indiana;
     Northwestern Laser Vision, LLC;
11.  -- incorporated under the laws of Delaware;
     San Jose Refractive, LLC;
12.  -- incorporated under the laws of Delaware;
     Wisconsin Refractive, LLC;
13.  -- incorporated under the laws of Delaware;
     New Mexico Refractive, LLC;
14.  -- incorporated under the laws of New Mexico;
     New Vision Strategies, LLC ;
15.  -- incorporated under the laws of Delaware;
     Beverly Hills Refractive, LLC
16.  -- incorporated under the laws of Delaware;
     Massachusetts Mobile Refractive, LLC
17.  -- incorporated under the laws of Delaware;
     Massachusetts Refractive, LLC
18.  -- incorporated under the laws of Delaware;
     Long Island Refractive, LLC
19.  -- incorporated under the laws of Delaware;
     California Refractive, LLC
20.  -- incorporated under the laws of Delaware;
     Edina Laser Eye Center, LLC
21.  -- incorporated under the laws of Minnesota;
     Southeast Medical, Inc.
22.  -- incorporated under the laws of Louisiana;
     Valley Laser Eye Center, LLC
23.  -- incorporated under the laws of North Dakota;
     Southern Ophthalmics, Inc.
24.  -- incorporated under the laws of South Carolina;
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